AGREEMENT
                                    ---------

     THIS AGREEMENT ("Agreement") as of the 30th day of September, 2002, by and between V-GPO, INC., a Florida corporation having its principal office at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 ("VGPO") and FLORIDA SOFTWARE SYSTEMS, INC., a Florida corporation, having its principal office at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 ("FSS").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, FSS has and is continuing developing proprietary software known as the Service Source Advantage System for supply chain management and optimization ("Service Source Advantage Software") which is owned by its affiliate Florida Software Systems Corporation ("FSS Corp."); and

     WHEREAS, FSS has and is continuing developing proprietary software known as VGPO for web-based supply chain management and optimization ("VGPO Software") which is owned by its affiliate Home Healthcare Alliance, Inc. ("HHCA"); and

     WHEREAS, FSS has and is continuing developing proprietary software known as "Z Categorization" for programming a module within certain supply chain management optimization software programs which allows items within each program to be cross-referenced on multiple layers ("Z Categorization Software") which is owned by its affiliate Home Health Plan, Inc. ("HHP"); and documentation related thereto

     WHEREAS, prior to December 12, 2001, VGPO licensed the Service Source Advantage Software, VGPO Software and Z Categorization Software (collectively "Software") and FSS caused FSS Corp., HHCA and HHP (collectively the "Software Owners") to consent to the grant of a license of the Service Source Advantage Software, VGPO Software and Z Categorization Software to VGPO under the terms of a Software License Agreement dated March 3, 1999 that FSS entered into with VGPO as amended by a Software License Agreement Amendment dated April 12, 2000 and as further amended by an amendment dated February 14, 2001 (collectively the "License Agreement"); and

     WHEREAS, FSS, VGPO and the Software Owners entered into a Software Sale Agreement dated December 12, 2001 ("Software Sale Agreement") to terminate the License Agreement and provide for the sale of the Software to VGPO for exclusive use in the United States, and to provide for payment of fees then due and owing, but unpaid to the Software Owners under the License Agreement;

     WHEREAS, all obligations of VGPO under the License Agreement and the Software Sale Agreement were and are secured under Security Agreements dated February 14, 2001 by and between VGPO and the Software Owners ("Security Agreements"); and

     WHEREAS VGPO, FSS and the Software Owners have now agreed that the Software Owners will repurchase VGPO's rights in the Software under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

     1. SALE OF SOFTWARE. Subject to the terms of this Agreement, the Software Owners, do each hereby purchase from VGPO as their respective interests appear, and VGPO hereby sells and transfers to the Software Owners all of the rights and interest in the Software that VGPO acquired under the Software Sale Agreement.

     2. PURCHASE PRICE. In consideration for the purchase under this Agreement by the Software Owners of all of VGPO's Software rights, the Software Owners have cancelled and returned to VGPO the Promissory Note dated December 12, 2001 in the original principal amount of $30,000,000 (which had an outstanding principal balance of $30,000,000 at December 31, 2001).

     3. LICENSE OF SOFTWARE. VGPO hereby enters into a license of the Software with the Software Owners upon the same terms, conditions and provisions as the License Agreement ("License"), except that the License: (i) shall be non-exclusive and have an initial term of five (5) years ("Term") subject to renewal for additional five (5) year periods by mutual written agreement of FSS and VGPO, (ii) the royalties payable under the License shall be $150,000 per month during the initial twelve (12) months of the Term, and shall increase by an additional $50,000 each twelve (12) months thereafter during the Term of the License such that during the second year the royalties shall be $200,000 per month and during the third year $250,000 and so on until expiration of the Term of the License or any renewal.

     4. COVENANTS OF VGPO. VGPO consents and agrees that it has sold to the Software Owners and the Software Owners have purchased all of the ownership interest of VGPO in or to the Software and that any copies thereof are proprietary products of the Software Owners protected under applicable trade secret law.

     5. CONFIDENTIALITY. VGPO and the Software Owners acknowledge and agree that during the course of VGPO's ownership of the Software, and various documentation regarding the same, including but not limited to, schematic diagrams, repair and operation manuals, ETC., valuable, secret, proprietary and/or Confidential Information (as defined below) relating to the Software Owners came into the possession of VGPO, the disclosure of which would materially adversely affect the Software Owners business and operations. For purposes of this paragraph 6 the term Confidential Information shall include but shall not be limited to any information or data used by or relating to the Software Owners, or the Software that is not known generally to the industry in which they are or may be engaged, including any and all trade secrets, confidential or proprietary data, information relating to their business and products, price lists, processes, and procedures or standards, know-how, software, software, object and source codes, software code documentation, business strategies, drawings, specifications, designs, inventions, and other information whether or not relating to the Software, and whether or not reduced to writing, and shall also include any information provided to them by any other party which is the subject of a non-disclosure or similar agreement between them and such other party. VGPO agrees that it will at all times hold in confidence and safeguard any Confidential Information from falling into the hands of any unauthorized person and, in particular, will not permit any Confidential Information to be read, duplicated or copied, inspected, reverse engineered, decompiled, disclosed, disseminated or in any way analyzed or tested. The protections for FSS and Software Owners' interests provided for herein are intended to extend beyond items of expression to include, without limitation the ideas, concepts, designs, etc., which are a part of or are otherwise connected with the Software. VGPO acknowledges and agrees that if this Agreement is breached by VGPO, FSS and/or the Software Owners shall have the right to apply for and obtain temporary and permanent injunctive relief against VGPO without limitation as to any other or further remedy or remedies which may be available to FSS and the Software Owners.

     6. SECURITY AND ENFORCEMENT. VGPO reaffirms, acknowledges and agrees that the $3,025,000 arrears owed by VGPO under the License Agreement, all amounts payable under the License now existing or hereafter existing and the rights of the Software Owners under this Agreement are and shall continue to be secured under the Security Agreements.

     7. GENERAL.

     (a) NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the applicable address(es) appearing in the preamble to this Agreement, or to such other address as a party may have designated by like notice forwarded to the other parties hereto. All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.

     (b) BINDING AGREEMENT; NON-ASSIGNABILITY. Each of the provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto; but none of the rights or obligations of VGPO shall be assignable without the prior written consent of the Software Owners.

     (c) ENTIRE AGREEMENT. This Agreement, the Security Agreements and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes any prior understandings or agreements, oral or written, including without limitation any provisions of the License Agreement, and no amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

     (d) APPLICATION OF FLORIDA LAW. This Agreement and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida.

     (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (f) NO WAIVER. The failure of either party to enforce any rights granted under this Agreement or to take action against the other party in the event of any breach hereunder shall not be deemed a waiver by that party as to the subsequent enforcement of rights or subsequent action in the event of future breaches.

     IN WITNESS WHEREOF, FSS, the Software Owners and VGPO have caused this Agreement to be executed by their duly authorized officers on the date first above written.

FLORIDA SOFTWARE SYSTEMS, INC.              V-GPO, INC.


By:  /s/ Norman R. Dobiesz                  By:  /s/ Samuel A. Greco
-----------------------------------         -----------------------------------
         Norman R. Dobiesz                           Samuel A. Greco
         President                                   President


SOFTWARE OWNERS:

Florida Software Systems Corporation        Home Healthcare Alliance, Inc.


By:  /s/ Norman R. Dobiesz                  By:  /s/ Norman R. Dobiesz
-----------------------------------         -----------------------------------
         Norman R. Dobiesz                           Norman R. Dobiesz
         President                                   President


Home Health Plan, Inc.


By:  /s/ Norman R. Dobiesz
-----------------------------------
         Norman R. Dobiesz
         President